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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GENERAL MEDIA, INC.

                  The undersigned, John Prebich and Laurence B. Sutter, hereby certify that:

                  1. They are the duly elected and acting President and Secretary, respectively, of General Media, Inc., a Delaware corporation (the "Corporation").

                  2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on November 9, 1993.

                  3. The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

                  FIRST:   The name of the corporation (the "Corporation") is
General Media, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, City of Dover 19901, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD:   The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is Two Million (2,000,000) shares, of which One Million Six-Hundred Seventy Thousand (1,670,000) shares shall be Common Stock, par value $.01 per share (the "Common Stock"), Thirty Thousand (30,000) shares shall be Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), and Three Hundred Thousand (300,000) shares shall be undesignated Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  A. Provisions Relating to the Common Stock.

                           (i) DIVIDENDS AND REPURCHASES. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation, if any, out of funds legally available therefor. Notwithstanding the foregoing, so long as any shares of the Class A Preferred Stock are outstanding, the Corporation shall not be entitled to pay dividends to holders of the Common Stock or repurchase shares of the Common Stock where such payment or
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         repurchase would result in the Corporation making aggregate Owner
         Payments (as defined in the Indenture governing the New Notes as in effect on the date of their issuance) in excess of $4,500,000 in any calendar year. Notwithstanding the foregoing, the Corporation may at any time repurchase, out of funds legally available therefor, any outstanding shares of Common Stock issued pursuant to warrants exercised prior to the date hereof.

                           (ii)     LIQUIDATION RIGHTS. Subject to the
         preferential liquidation rights of the holders of the shares of the Class A Preferred Stock and the Preferred Stock described in subparagraphs B and C below, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

                           (iii) VOTING RIGHTS. Subject to Section B.(v) of this Article, the holders of the shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

                  B. PROVISIONS RELATING TO THE CLASS A PREFERRED STOCK.

                           (i) GENERAL. Up to 10,000 shares of its Class A Preferred Stock shall be issuable by the Corporation only in connection with the exchange (the "Exchange") of the Corporation's 10-5/8% Series B Senior Secured Notes Due 2000 (the "Notes") for the Corporation's 15% Series C Senior Secured Notes Due 2004 (the "New Notes"), together with shares of the Corporation's Class A Preferred Stock, which will take place on or about March 29, 2001 (the "Closing Date"), and such additional number of shares of its Class A Preferred Stock as shall be required as dividends payable in-kind with respect to the Class A Preferred Stock shall be issuable by the Corporation thereafter.

                           (ii) OWNERSHIP FOLLOWS THAT OF THE NEW NOTES. The shares of Class A Preferred Stock have been issued together and in tandem with specific New Notes, and ownership of such shares of Class A Preferred Stock, together with any shares of Class A Preferred Stock issued as dividends in-kind with respect to such shares of Class A Preferred Stock, shall automatically follow the ownership of the New Notes with respect to which such shares were issued. Notwithstanding the foregoing sentence, a holder of New Notes may transfer legal title to shares of Class A Preferred Stock held by it to an affiliate controlled by or under common control with such holder, provided that ownership of such shares so transferred shall continue to follow ownership of the New Notes upon any subsequent transfer of the New Notes.

                           (iii) DIVIDENDS. The holders of shares of Class A Preferred Stock shall be entitled to receive as dividends only additional shares of Class A Preferred Stock of the Corporation at the rate of 13% per annum on each outstanding share of Series A Preferred Stock, which dividend shall accrue and be paid semi-annually on June 30 and December


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         31 of each year without any action by the Board of Directors. Dividends shall be paid in whole and, if required, fractional shares, rounded to the fourth decimal place, and no cash shall be payable in lieu of any fractional share or with respect to any rounding thereof.

                           (iv) LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to any distribution of any of the assets of the Corporation to other stockholders of the Corporation, an amount in cash per share (including shares accrued as in-kind dividends with respect to the Class A Preferred Stock through the date of such payment, whether or not such dividends have been paid) equal to $1000.00 (as adjusted for any stock combinations, splits or recapitalizations and the like affecting the Class A Preferred Stock) (the "Class A Liquidation Preference"). If the assets of the Corporation are not sufficient to pay in full the Class A Liquidation Preference payable to the holders of outstanding shares of Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the Class A Liquidation Preference to which the holders of outstanding shares of Class A Preferred Stock are entitled were paid in full. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class A Preferred Stock shall have been paid in full their Class A Liquidation Preference, the remaining assets of the Corporation may be distributed to the holders of shares of Common Stock and Preferred Stock, and the holders of shares of Class A Preferred Stock shall not be entitled to share therein. For the purposes of this Article FOURTH, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or the merger or consolidation of the Corporation with one or more corporations (in each case except for a transaction with a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation) shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable, shall be given by mail, postage prepaid, not less than sixty (60) days prior to the payment date stated therein, to the holders of record of the Class A Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

                           (v)      VOTING RIGHTS.

                                    (a) GENERALLY. Except as provided in
subsections (v)(b) and (c) hereof, the Class A Preferred Stock shall have no voting rights with respect to the election of Directors or otherwise.

                                    (b) NOTE PAYMENT DEFAULT. Upon the
occurrence of an Event of Default (a "Note Payment Default") under the provisions of Section 6.01 (1) or (2) of the Indenture governing the New Notes dated as of December 21, 1993, as amended by the First


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Supplemental Indenture dated as of May 19, 1999, and the Second Supplemental
Indenture dated as of the Closing Date (as amended, the "Indenture"), the board of directors shall promptly divide itself into two groups comprising directors appointed by the holders of Common Stock (the "Common Directors") and directors to be appointed by the holders of Class A Preferred Stock (the "Class A Directors") and the holders of Class A Preferred Stock shall have the right to appoint the least number of directors required to give the Class A Directors a majority of the Board of Directors. If the requisite number of Common Directors shall not have resigned or been removed to comply with the preceding sentence within three full business days after the occurrence of such Note Payment Default, then the number of directors shall be automatically increased to the least number as would give the Class A Directors, who shall be appointed by the holders of the Class A Preferred Stock, a majority of the Board of Directors. For as long as a Note Payment Default shall continue, the Class A Directors shall be composed of the least number of directors required to give the Class A Directors a majority of the Board of Directors (and in the event of an increase in the size of the board of directors, the number of Class A Directors shall be increased accordingly). The holders of a majority of the shares of Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present shall be entitled to elect all of the subsequent Class A Directors, and all of the remaining directors shall be Common Directors. Any action which may be taken at any annual or special meeting of the holders of Class A Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Class A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Preferred Stock entitled to vote thereon were present and voted. During the continuation of a Note Payment Default, Class A Directors may only be removed by the holders of a majority of the shares of the Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present and any vacancy in the Class A Directors shall be filled by the remaining Class A Directors or, if there are no Class A Directors, by the holders of a majority of the shares of Class A Preferred Stock voting separately as a class at a special meeting of holders of Class A Preferred Stock called as soon as practicable for the purpose of filling such vacancies. If a Note Payment Default shall be cured, waived or otherwise cease, the number of Class A Directors shall be reduced to zero and all of the then Class A Directors shall immediately resign or may be removed by the holders of the Common Stock without cause. The holders of the Common Stock shall be entitled to elect all of the Common Directors.

                                    (c) FAILURE TO REDEEM THE CLASS A PREFERRED
STOCK. Upon the failure of the Company to redeem the outstanding shares of Class A Preferred Stock pursuant to the terms of subsection (vi)(a) (a "Redemption Failure"), the number of directors shall be automatically increased by two members of the board, who shall be designated "Class A Directors". The Class A Directors shall be appointed by the holders of the Class A Preferred Stock. For so long as a Redemption Failure shall continue, the holders of a majority of the shares of Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present shall be entitled to elect two Class A Directors and all of the remaining directors shall be Common Directors. Any action which may be taken at any annual or special meeting of the holders of Class A Preferred Stock may be taken without a


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meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Class A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Preferred Stock entitled to vote thereon were present and voted. During the continuation of a Redemption Failure, Class A Directors may only be removed by the holders of a majority of the shares of the Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present, and any vacancy in the Class A Directors shall be filled by the remaining Class A Directors or, if there be no Class A Directors, by the holders of a majority of the shares of Class A Preferred Stock voting separately as a class at a special meeting of holders of Class A Preferred Stock called as soon as practicable for the purpose of filling such vacancies. If a Redemption Failure shall be cured, waived or otherwise cease, the number of Class A Directors shall be reduced to zero and all of the then Class A Directors shall immediately resign or may be removed by the holders of the Common Stock without cause. The holders of the Common Stock shall be entitled to elect all of the Common Directors. In the event of a simultaneous Note Payment Default and Redemption Failure, the provisions governing a Note Payment Default shall prevail.

                                    (d) AMENDMENTS AFFECTING CLASS A PREFERRED
STOCK. So long as any shares of Class A Preferred Stock are outstanding, the written consent or the affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Class A Preferred Stock then outstanding, voting separately as a class, shall be necessary to validate or effectuate any amendment, alteration or repeal of the Certificate of Incorporation of the Corporation which would affect adversely the powers, preferences or special rights of such Class A Preferred Stock.

                           (vi)     REDEMPTION BY CORPORATION.

                                    (a) MANDATORY REDEMPTION. The Corporation
shall, on March 29, 2006, redeem, out of funds legally available therefor, all and no less than all of the shares of Class A Preferred Stock then outstanding (including shares accrued as in-kind dividends through the Redemption Date, whether or not such dividends have been paid), for the per share price of the Class A Liquidation Preference, subject to the right of the holders of the Class A Preferred Stock to convert such shares prior to such redemption pursuant to subsection (vii); provided, however, that if the Company does not have sufficient funds legally available to redeem all of such shares, the Company shall redeem as many shares of Class A Preferred Stock as is possible out of its funds legally available therefor on a pro rata basis, and shall again redeem as many shares of Class A Preferred Stock as is possible out of funds legally available therefor on a pro rata basis on each three-month anniversary after such date.

                                    (b) OPTIONAL REDEMPTION. Subject to
Subsection B.(vii) of this Article, the Corporation may, at its option, at any time simultaneously with the payment and discharge in full of all of the New Notes or thereafter, redeem, out of funds legally available therefor, all and no less than all of the shares of Class A Preferred Stock then outstanding (including shares accrued as in-kind dividends through the Redemption Date, whether or not such dividends have been paid), upon not less than sixty (60) days' prior notice to the holders of record of the Class A Preferred Stock to be redeemed, given by mail, in the event such redemption shall


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take place during the period commencing on March 29, 2004 and ending on March
29, 2006, at the Redemption Price (as hereinafter defined) on the Redemption Date (as hereinafter defined).

                                    (c) REDEMPTION DATE. The "Redemption Date"
shall be the date fixed for redemption pursuant to subsection (vi)(b).

                                    (d) REDEMPTION PRICE. The per share price at
which outstanding shares of Class A Preferred Stock may be redeemed at the option of the Corporation pursuant to subsection (vi)(b) (the "Redemption Price") shall be: (i) during the period (the "First Period") commencing on March 29, 2001 and ending on September 29, 2001, $4,000,000 divided by the number of shares of Class A Preferred Stock outstanding at the redemption date (which number, for these purposes, shall include in-kind dividends paid or accrued with respect to the Class A Preferred Stock), (ii) during the period (the "Second Period") commencing immediately after the First Period and ending on March 29, 2002, $6,000,000 divided by the number of shares of Class A Preferred Stock outstanding at the redemption date (which number, for these purposes, shall include in-kind dividends paid or accrued with respect to the Class A Preferred Stock), (iii) during the period (the "Third Period") commencing immediately after the Second Period and ending on March 29, 2003, $10,000,000 divided by the number of shares of Class A Preferred Stock outstanding at the redemption date (which number, for these purposes, shall include in-kind dividends paid or accrued with respect to the Class A Preferred Stock), (iv) during the period (the "Fourth Period") commencing immediately after the Third Period and ending on March 29, 2004, an amount equal to 110% of the aggregate Class A Liquidation Preference, (v) during the period (the "Fifth Period") commencing immediately after the Fourth Period and ending on March 29, 2005, an amount equal to 115% of the aggregate Class A Liquidation Preference, and (vi) during the period commencing immediately after the Fifth Period and ending on March 28, 2006, an amount equal to 120% of the aggregate Class A Liquidation Preference.

                                    (e) NOTICES. Any notice of redemption mailed
to a holder of Class A Preferred Stock at his or her address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state: the Redemption Date, the number of shares of Class A Preferred Stock to be redeemed, the Redemption Price applicable to the shares to be redeemed and the place or places where such shares are to be surrendered. No defect in any such notice to any holder of Class A Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Class A Preferred Stock.

                                    (f) CONTINUATION OF RIGHTS. Until the
payment to the respective holder (or its validly designated nominee), or the irrevocable deposit with a reputable bank or trust company for payment to such holder or nominee pursuant to reasonable procedures, by the Corporation of the redemption price with respect to such shares pursuant to the terms of subsection
(vi)(a) or (d) (such payment or deposit, a "Final Payment"), as the case may be, the holders of shares of Class A Preferred Stock shall continue to have all rights, including conversion rights, as holders of the Class A Preferred Stock as provided in this Certificate of Incorporation. From and after a Final Payment with respect to such shares, all rights of the holders of shares of Class A Preferred Stock as stockholders of the Corporation shall terminate. Any moneys set aside by the Corporation to make payment of the applicable redemption price and unclaimed by


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the end of three years from the Redemption Date shall revert to the general funds of the Corporation.

                                    (g) STATUS OF REDEEMED SHARES. Any shares of
Class A Preferred Stock redeemed pursuant to the provisions of this subsection
(vi) shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, and subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors of the Corporation.

                                    (h) NO REDEMPTIONS IN VIOLATION OF LAW. No
shares of Class A Preferred Stock shall be redeemed in whole or in part under this subsection (vi) at any time that such redemption is prohibited by the General Corporation Law of the State of Delaware.

                           (vii) CONVERSION. The holders of the Class A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                                    (a) RIGHT TO CONVERT. Subject to subsection
(vii)(b), each share of Class A Preferred Stock then outstanding shall be convertible, at the option of the holder thereof, at any time during the period commencing on March 29, 2003 and ending on March 28, 2006, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing: (i) during the period commencing on March 29, 2003 and ending on March 29, 2004, the number equal to 10% of the issued shares of Common Stock of the Corporation on the date of conversion, on a fully-diluted basis (including any shares of Common Stock for which outstanding warrants, options or other rights to acquire Common Stock (whether or not vested) could then be exercised and into which any outstanding convertible securities of the Company could then be converted) by the number of shares of Class A Preferred Stock issued to date by the Corporation (including for these purposes shares of Class A Preferred Stock accrued as in-kind dividends and shares of Class A Preferred Stock previously converted into shares of Common Stock of the Corporation), (ii) during the period commencing on March 30, 2004 and ending on March 29, 2005, the number equal to 12.5% of the issued shares of Common Stock of the Corporation on the date of conversion, on a fully-diluted basis (including any shares of Common Stock for which outstanding warrants, options or other rights to acquire Common Stock (whether or not vested) could then be exercised and into which any outstanding convertible securities of the Company could then be converted), by the number of shares of Class A Preferred Stock issued to date by the Corporation (including for these purposes shares of Class A Preferred Stock accrued as in-kind dividends and Class A Preferred Stock previously converted into shares of Common Stock of the Corporation), and (iii) during the period commencing on March 30, 2005 and ending on March 28, 2006, the number equal to 15% of the issued shares of Common Stock of the Corporation on the date of conversion, on a fully-diluted basis (including any shares of Common Stock for which outstanding warrants, options or other rights to acquire Common Stock (whether or not vested) could then be exercised and into which any outstanding convertible securities of the Company could then be converted), by the number of shares of Class A Preferred Stock issued to date by the Corporation (including for these purposes shares of Class A Preferred Stock accrued as in-kind dividends and shares of Class A Preferred Stock previously converted into shares of Common Stock of the Corporation).


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                                    (b) MECHANICS OF CONVERSION. Before any
holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Class A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date; provided, however, that a holder, upon written notice to the Company at its principal corporate office, may condition the conversion of some or all of such holder's Class A Preferred Stock on the closing of a specified proposed public offering of Common Stock (a "Conditional Conversion"). In the event that such proposed public offering closes and such holder who surrendered a duly endorsed certificate or certificates for Class A Preferred Stock pursuant to a Conditional Conversion (in accordance with the terms of this Section) has not withdrawn its participation in the public offering in a written withdrawal request to the Company, the Company, immediately prior to or simultaneously with the closing of such public offering (the "Closing"), shall issue and deliver to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the Closing, and the person or persons entitled to receive the shares of Common Stock issuable on such Conditional Conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Closing. In the event that such proposed public offering, for whatever reason, is abandoned or does not close, or, if prior to the Closing, a holder who surrendered a duly endorsed certificate or certificates for Class A Preferred Stock pursuant to a Conditional Conversion (in accordance with the terms of this Section) withdraws its participation in such offering, such holder shall automatically, and without any further required action on the part of the Company or such holder, retain the Class A Preferred Stock denoted by such certificate or certificates, and as soon as practicable following a written request made by such holder delivered to the Company, the Company shall return such certificate or certificates to the holder.

                                    (c) NO IMPAIRMENT. The Corporation will not,
by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subsection (vii) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.


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                                    (d) RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                                    (e) NOTICES. Any notice required by the
provisions of this subsection (vii) to be given to the holders of shares of Class A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                           (viii) NO SINKING FUND. No sinking fund shall be established for the payment of dividends on shares of Class A Preferred Stock, if any, or the liquidation of shares of Class A Preferred Stock.

                           (ix) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Class A Preferred Stock shall have any preemptive or subscription rights in respect of any securities of the Corporation that may be issued.

                           (x) NO OTHER RIGHTS. The shares of Class A Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as expressly set forth in this Article FOURTH of the Certificate of Incorporation of the Corporation or as otherwise required by law.

                           (xi)     LEGENDS.

                                    (a) All certificates for shares of Class A
Preferred Stock issued by the Corporation shall conspicuously bear the following legend:

                           "The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation of the Corporation, containing the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, upon written request to the Corporation at its principal place of business."


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                                    (b) For so long as any of the New Notes
remain outstanding, all certificates for shares of Class A Preferred Stock issued by the Corporation shall conspicuously bear the following legend:

                           "The ownership of the shares represented by this certificate shall follow the ownership of the New Notes (as defined in the Certificate of Incorporation of the Corporation) with respect to which such shares were issued, as prescribed in more detail in the Certificate of Incorporation of the Corporation. Accordingly, transfers of the shares represented by this Certificate are prescribed and restricted by the provisions of the Certificate of Incorporation of the Corporation."

                           (xii) PROTECTIVE PROVISION. So long as any shares of Class A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Class A Preferred Stock, authorize or issue, or obligate itself to issue, any other shares of Preferred Stock (including any security convertible into or exercisable for any shares of Preferred Stock) senior to or on parity with the Series A Preferred Stock as to any dividend rights, redemption rights or liquidation preferences.

                           (xiii) SEVERABILITY. If any right, preference or limitation of any class of stock set forth in this Amended and Restated Certificate of Incorporation (as such Amended and Restated Certificate of Incorporation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Amended and Restated Certificate of Incorporation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                           C. PROVISIONS RELATING TO THE PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series (in each case subject to the rights of the holders of the Common Stock and Series A Preferred Stock set forth above). The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:


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                           (i) The designation of such series, which may be by
         distinguishing number or letter;

                           (ii) The number of shares initially constituting such series;

                           (iii) The increase, and the decrease to a number not less than the number of the then outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

                           (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

                           (v) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

                           (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

                           (vii) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

                           (viii) Whether or not a sinking or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

                           (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security of the Corporation or any other entity and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or price; and

                           (x) Any other relative rights, preferences and limitations.


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                  FIFTH:   The Board of Directors of the Corporation shall have
the power to adopt, amend or repeal By-laws of the Corporation.

                  SIXTH:   Elections of directors need not be by written ballot.

                  SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article SEVENTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  NINTH:   Whenever a compromise or arrangement is proposed
between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation."

                                      * * *

         4. This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable


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
provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         Executed in New York City, New York, on March 29, 2001.


                                              __________________________________
                                              John C. Prebich, President

                                              __________________________________
                                              Laurence B. Sutter, Secretary


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